                                                                     EXHIBIT 2.3


                            CONTRIBUTION AGREEMENT


                                 by and among



                 Talton Holdings, Inc., a Delaware corporation and Julius E. Talton, Julius E. Talton, Jr., and James E. Lumpkin




                           Dated:  December 20, 1996

                            CONTRIBUTION AGREEMENT

    THIS CONTRIBUTION AGREEMENT ("Agreement") is made as of December 20, 1996,
                                  ---------
by TALTON HOLDINGS, INC., a Delaware corporation ("THI"), JULIUS E. TALTON
                                                   ---
("Talton"), JULIUS E. TALTON, JR. ("Talton Jr."), and JAMES E. LUMPKIN
  ------                            ----------
("Lumpkin").  Talton, Talton Jr. and Lumpkin are sometimes referred to herein
  -------
individually as a "Shareholder" and collectively as "Shareholders."

                                   RECITALS

    WHEREAS, the Shareholders own outstanding shares of the capital stock (the "Shares") of Talton Telecommunications Corporation, an Alabama corporation
 ------
("TTC"), and TTC owns all the shares of the capital stock of Talton
  ---
Telecommunications of Carolina, Inc., an Alabama corporation ("TT Carolina").
                                                               -----------
Whenever the term "Company" is used herein, it shall refer to and shall be construed to mean, in each instance, TTC and TT-Carolina, individually, as well as TTC and TT-Carolina, collectively as a group.

    WHEREAS, the Shareholders, together with certain other investors desire to fund THI at the Closing (as defined herein), and will be in control of THI as of the Closing; and

    WHEREAS, each of the investors contributing assets to THI at the Closing is concurrently entering into an agreement reflecting the terms upon which the assets are to be contributed to THI; and

    WHEREAS, the Shareholders desire to contribute to THI, the Shares set forth in Schedule I attached hereto and hereby made a part hereof (the "Contributed
                                                                  -----------
Shares") in exchange for shares of THI's Class A common stock, $.01 par value
------
("THI Common") and THI's preferred stock $.01 par value ("THI Preferred"), all
  ----------                                              -------------
on the terms set forth in this Agreement.

    NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

1.  DEFINITIONS

    For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

    "BILLING AND COLLECTION AGREEMENT":  any billing and collecting agreement,
     --------------------------------
local exchange company billing agreement or other Contract relating to the provision of billing and collection services to the Company.

    "BREACH":  a "Breach" of a representation, warranty, covenant, obligation,
     ------
or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

    "CONSENT":  any approval, consent, ratification, waiver, or other
     -------
authorization (including any Governmental Authorization).

    "CONTEMPLATED TRANSACTIONS":  all of the transactions contemplated by this
     -------------------------
Agreement, including: (a) contributions by the Shareholders of the Contributed Shares and the contemporaneous issuance by THI to Shareholders of certain THI Common and THI Preferred shares; (b) the execution, delivery and performance of the Shareholder Documents; and (c) the performance by THI and Shareholders of their respective covenants and obligations under this Agreement, including without limitation their obligations under Section 2 hereof.

    "CONTRACT":  any agreement, contract, license obligation, promise or
     --------
undertaking presently in effect, (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

    "ENCUMBRANCE":  any charge, claim, community property interest, condition,
     -----------
equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

    "ERISA":  the Employee Retirement Income Security Act of 1974 or any
     -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

    "GAAP":  generally accepted United States accounting principles, applied on
     ----
a consistent basis.

    "GOVERNMENTAL AUTHORIZATION":  any approval, consent, license, permit,
     --------------------------
waiver, tariff, or other written authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

    "GOVERNMENTAL BODY":  any:  (a) nation, state, county, city, town, village,
     -----------------
district, or other properly constituted local government; (b) federal, state, local, municipal, foreign, or other government; (c) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (d) any properly constituted and authorized body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature in the United States.

    "INSTALLED TELEPHONE":  a Telephone that is subject to a Telephone Operating
     -------------------
and License Agreement, and is installed at the location provided for in its related Telephone Operating and License Agreement, including, without limitation, those Installed Telephones Lines identified by installation location and telephone number in EXHIBIT 3.6(a)(ii)-1 (with any Telephones co-located
                        --------------------
with any pay telephones not owned by the Company being specifically identified on said EXHIBIT 3.6(a)(ii)-1).
        --------------------

    "INSTALLED TELEPHONE LINE":  any telephone lines and related facilities
     ------------------------
providing telephone service to Installed Telephones, including those Telephone lines identified by installation, location and telephone number in EXHIBIT
                                                                   -------
3.6(a)(ii)-2.
------------

    "INTELLECTUAL PROPERTY ASSETS":  any patents, patent applications,
     ----------------------------
inventions, trademarks, tradenames, business names, service marks, copyrights, trade secrets,know-how, customer lists, software, technical information, plans, drawings, blue prints or other intellectual property used in the operation of the Company's business.

    "IRC":  the Internal Revenue Code of 1986 or any successor law, and
     ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

    "IRS":  the United States Internal Revenue Service or any successor agency,
     ---
and, to the extent relevant, the United States Department of the Treasury.

    "KNOWLEDGE":  in the case of Shareholders, information known to the
     ---------
Shareholders without independent investigation beyond the Company's officers and directors.

    "LEGAL REQUIREMENT":  any federal, state, local, municipal, foreign,
     -----------------
international, multinational, or other administrative order, constitution, law, ordinance, ruling, regulation or statute (as to representations and warranties set forth in this Agreement, such orders, constitutions, laws, ordinances, rulings, regulations or statutes in effect as of the date such representation or warranty is made).

    "LONG DISTANCE SERVICE AGREEMENTS":  any long distance service provider
     --------------------------------
agreement, telecommunications agreement or other Contract relating to provision of long distance service or other similar services to the Company.

    "OPERATOR SERVICE AGREEMENT":  any agreement or other Contract relating to
     --------------------------
the provision of operator or other telephone services to the Company.

    "ORDER":  any award, decision, injunction, judgment, order, ruling,
     -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

    "ORDINARY COURSE OF BUSINESS":  an action taken by a Person will be deemed
     ---------------------------
to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

    "ORGANIZATIONAL DOCUMENTS":  (a) the articles or certificate of
     ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter, articles of organization, shareholders agreement, operating agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

    "PARTS AND SUPPLIES AGREEMENT":  any Contract relating to the provision of
     ----------------------------
Telephones, Telephone parts, inventory or equipment, or other parts, equipment or services to the Company.

    "PERSON":  any individual, corporation (including any non-profit
     ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

    "PROCEEDING":  any action, arbitration, audit, hearing, investigation,
     ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

    "REPRESENTATIVE":  with respect to a particular Person, any director,
     --------------
officer, employee, agent, consultant, advisor, partner or other representative of such Person, including legal counsel, accountants, and financial advisors.

    "SECURITIES ACT":  the Securities Act of 1933 or any successor law, and
     --------------
regulations and rules issued pursuant to that Act or any successor law.

    "SERVICE AGREEMENTS":  any Long Distance Service Agreement, Billing and
     ------------------
Collection Agreement, Parts and Supplies Agreement, Operator Service Agreement or similar agreement or Contract relating to the provision of parts, equipment or services to the Company.

    "STOCK ACQUISITION AGREEMENT":  that certain Stock Acquisition Agreement of
     ---------------------------
even date herewith by and among THI, the Company, the Shareholders and Carrie T. Glover pursuant to which THI will acquire certain common shares of the Company.

    "TAX RETURN":  any return (including any information return), report,
     ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

    "TELEPHONE OPERATING AND LICENSE AGREEMENTS":  all written lease agreements,
     ------------------------------------------
telephone location agreements, telephone service agreements, license agreements, royalty agreements or other contracts relating to the Installed Telephones, which agreements grant the right to the Company to install and operate the Installed Telephones upon the premises set forth within any such document.

    "TELEPHONES":  any of the coin, credit card operated or collect call only
     ----------
telephones, owned or operated by the Company, including any hardware, enclosure, pedestal or any other personal property installed with any Telephone.

    "THREATENED":  a claim, Proceeding, dispute, action, or other matter will be
     ----------
deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.  TRANSFER OF SHARES, CLOSING AND OTHER AGREEMENTS

    2.1  SHARES  Upon the terms and subject to the conditions of this Agreement,
         ------
at the Closing, Shareholders shall contribute the Contributed Shares to THI, and THI will issue 4,125 shares of THI Common and 5,000 shares of THI Preferred in exchange thereof. The THI Common and THI Preferred will be issued to the Shareholders as set forth in EXHIBIT 2.1 hereof.
                             -----------

    2.2  CLOSING  The closing of the transactions contemplated by this Agreement
         -------
(the "Closing") will take place at the offices of THI's counsel in Dallas, Texas
      -------
(or such other location within or outside of Dallas, Texas as THI shall designate after giving reasonable advance notice to Shareholders; provided, however, that the Closing will not take place in any jurisdiction which would impose a stock transfer or similar tax on the Shareholders) at 10:00 a.m. (local time) on a date (the "Closing Date") not less than ten (10) business days from
                      ------------
and after the granting of regulatory approval by regulatory authorities of the State of Missouri with respect to the transactions contemplated in that certain Stock Acquisition Agreement and that certain Contribution Agreement both relating to the Acquisition of Shares of Ameritel Pay Phones, Inc. by THI (but in no event earlier than December 20, 1996 unless approval of the transactions contemplated herein has been obtained from regulatory authorities of the States of Mississippi and North Carolina and in no event later than January 31, 1997). Not withstanding the foregoing, THI shall have the right, in its sole discretion, to waive the condition that the aforesaid Missouri regulatory approval be obtained prior to Closing.

    2.3  CLOSING OBLIGATIONS
         -------------------

    At the Closing:

         (a) Shareholders or the Company, as applicable, will deliver or cause to be delivered to THI:

              (i) certificates representing the Contributed Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures of Shareholders in attendance at Closing, notarized at Closing, and signatures of Shareholders not in attendance guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to THI;

              (ii) The Shareholders agreement, the Registration Rights Agreement and other agreements associated with THI's Common Stock and/or THI's Preferred Stock in the forms attached hereto as EXHIBIT 2.3(a)(ii)
                                                         ------------------
         (collectively, the "Shareholder Documents") and investor pledge
                             ---------------------
         agreements relating to Shareholders' shares of THI Common and THI Preferred;

              (iii) a certificate executed by Shareholders representing and warranting to THI that, except as otherwise stated in such certificate, each of Shareholders' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date subject, however, to any limitations expressly set forth herein (the "Shareholders' Closing Certificate");
                      ---------------------------------

              (iv) opinion(s) of counsel, dated the Closing Date, in the form of
         EXHIBIT 2.3(a)(iv); and
         ------------------

              (vii) such other documents as THI may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.3(b), (2) evidencing the accuracy of any of Shareholders' representations and warranties, (3) evidencing the performance by Shareholders of, or the compliance by shareholders with, any covenant or obligation required to be performed or complied with by the Shareholders at or prior to Closing, or (4) otherwise facilitating the consummation or performance of any of the Contemplated Transactions in accordance with this Agreement.

         (b) THI will deliver to each Shareholder (or to such other Persons designated below):

              (i) shares of the THI Common and THI Preferred as provided in
         Section 2.1 above;

              (ii) a certificate executed by THI to the effect that, except as otherwise stated in such certificate, each of THI's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date subject, however, to any limitations expressly set forth herein ("THI's Closing Certificate");
                                                  -------------------------

              (iii) opinion(s) of counsel, dated the Closing Date, in the form of EXHIBIT 2.3(b)(iii); and
            -------------------

              (vi) such other documents as Shareholders may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.3(a), (2) evidencing the accuracy of any representation or warranty of THI, (3) evidencing the performance by THI of, or the compliance by THI with, any covenant or obligation required to be performed or complied with by THI, or (4) otherwise facilitating the consummation of the Contemplated Transactions.

3.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.

    Shareholders represent and warrant to THI as follows:

    3.1  ORGANIZATION AND GOOD STANDING
         ------------------------------

    (a) Each of TTC and TT-Carolina are corporations duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Contracts. TTC is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states listed in EXHIBIT 3.1(a)-1 hereof, which
                                                ----------------
are all of the states which the nature of the activities conducted by it requires such qualification (unless the failure to so qualify would not have a material adverse effect on its financial condition or operations or impair its right to enforce any material agreement to which it is a party). TT-Carolina is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states listed in EXHIBIT 3.1(a)-2 hereof, which are all of
                                       ----------------
the states which the nature of the activities conducted by it requires such qualification (unless the failure to so qualify would not have a material adverse effect on its financial condition or operations or impair its right to enforce any material agreement to which it is a party). Neither TTC nor TT-Carolina has been a party to a merger. TTC has no and has never had any subsidiaries, other than TT-Carolina. TT-Carolina has no and has never had any subsidiaries.

    (b) Shareholders have delivered to THI copies of the Organizational Documents of TTC and TT-Carolina. TTC's and TT-Carolina's principal place of business is, and has been for the last five (5) years or if it has not done business for five (5) years, for the entire period that it has done business, in Dallas County, Alabama and neither TTC nor TT-Carolina has had any other offices, other corporate names or done business in any other names during said five (5) year period other than as disclosed on EXHIBIT 3.1(b).
                                                --------------

    3.2  AUTHORITY; NO CONFLICT
         ----------------------

    (a) This Agreement constitutes the legal, valid, and binding obligation of the Shareholders, enforceable against each of the Shareholders in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, and other similar laws affecting the rights and remedies of creditors generally and general principles of equity, whether applied by a court of law or equity. Upon the execution and delivery of the Shareholder Documents (the "Shareholders' Closing Documents"), the Shareholders' Closing Documents
      -------------------------------
will constitute the legal, valid, and binding obligations of the parties (other than THI) enforceable against each of them in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency, and other similar laws affecting the rights and remedies of creditors generally and general principles of equity, whether applied by a court of law or equity. Each of the Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholders' Closing Documents to which each is a party and to perform their obligations under this Agreement and the Shareholders' Closing Documents to which each is a party.

    (b) Except as set forth in EXHIBIT 3.2.(b), neither the execution, delivery
                               ---------------
or performance of this Agreement nor any other consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the stockholders of the Company, (C) any duty owed by any of the Shareholders or the Company to any Person, or
    (D) any Legal Requirement, any Governmental Authorization or any Order to which the Company or the Shareholders, or any of the assets owned or used by the Company or the Shareholders, may be subject;

         (ii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which the Company is a party, or any contract or other agreement to which any Shareholder is a party, where such violation or breach would have any material adverse effect on the Company.

    (b) Except for notices or Consents described on EXHIBIT 3.2.(b) hereof,
                                                    ---------------
neither any of Shareholders nor the Company is or will be required to give any notice to or obtain any Consent from any Person, in connection with the execution, delivery or performance of this Agreement or the consummation or other performance of any of the Contemplated Transactions, the absence of which notice or Consent would cause to occur or result in the occurrence of any of the events described in Section 3.2(b)(i) and (ii).

    (c) Each Shareholder is acquiring the THI Common and Preferred shares for his own account and not with a view to its distribution within the meaning of
Section 2(ii) of the Securities Act. Each Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

    3.3  CAPITALIZATION
         --------------

    (a) The authorized equity securities of TTC consist of 5,000 shares of voting common stock, par value $1.00 per share, of which 5,000 shares are issued and outstanding. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Contributed Shares, free and clear of all Encumbrances. Talton owns 580 of such shares, Lumpkin owns 232 of such Shares, and Talton Jr. owns 348 of such Shares.

    (b) The authorized equity securities of TT-Carolina consist of 5,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. TTC owns all such shares.

    (c) No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of TTC or TT-Carolina other than customary legends restricting transfers under applicable securities laws. All of the outstanding equity securities of TTC and TT-Carolina have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts or other agreements relating to the issuance, sale, or transfer of any equity securities or other securities of TTC or TT-Carolina. None of the outstanding equity securities or other securities of TTC or TT-Carolina was issued in violation of the Securities Act or any other Legal Requirement. Neither TTC or TT-Carolina owns, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business

    (d) Except as provided in the Stock Acquisition Agreement, there are no options, warrants or rights to acquire an interest in the Company or in its shares.

    3.4  FINANCIAL STATEMENTS
         --------------------

    Shareholders have delivered to THI: (a) the audited balance sheet of the Company as at December 31, 1995, and the related audited consolidated statement of income, changes in stockholders' equity, and cash flow for such fiscal year then ended, and (b) an unaudited balance sheet of the Company as at October 31, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated
           ---------------------
statement of income, changes in stockholders' equity, and cash flow for the 10 months then ended, including in the case of (a) the notes thereto (EXHIBIT 3.4).
                                                                   -----------
Shareholders shall deliver to THI such other balance sheets, statements of income, changes in stockholders' equity, cash flow and other financial statements of the Company as THI may reasonably request. All such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the December 31, 1995 balance sheet) and subject to the disclosures set forth in EXHIBIT 3.4. The financial statements referred to in this Section
             -----------
3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than TTC and TT-Carolina are required by GAAP to be included in the consolidated financial statements of the Company.

    3.5  BOOKS AND RECORDS
         -----------------

    The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to THI, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, and no meeting of the stockholders has been held for which minutes have not been prepared and are not contained in such minute books. The minute books of the Company contain accurate records of meetings held by the Board of Directors, and no meetings by the Board of Directors have been held for which minutes have not been prepared and contained in such minute books, where actions taken at any such meetings would be required by law to be formally approved by the Board of Directors and included in the minutes. At the Closing, all of those books and records will be in the possession of the Company.

    3.6  BALANCE SHEETS ON THE CLOSING DATE
         ----------------------------------

    (a)  COMPANY ASSETS.  Except as shown on EXHIBIT 3.6(a), on the Closing
         --------------                      --------------
Date, the Company shall own and have good title, without Encumbrance, to all of the assets currently owned and used in conjunction with the operation of the Company's business (which assets are reflected in the Company's Interim Balance Sheet) (the "Company Assets"), including, without limitation:
             --------------

         (i) all rights and interest of the Company in and under the Telephone Operating and License Agreements listed on EXHIBIT 3.15(a);
                                                          ---------------

         (ii)  all Installed Telephones listed on EXHIBIT 3.6(a)(ii)-1 and all
                                                  --------------------
               Installed Telephone Lines listed on EXHIBIT 3.6(a)(ii)-2;
                                                   --------------------

         (iii) all rights and interests of the Company in and under the Service Agreements listed on EXHIBIT 3.15(a);
                                    ---------------

         (iv) all uninstalled Telephones, parts, hardware and equipment listed on EXHIBIT 3.6(a)(iv) (subject to turn over of inventory in the
                  ------------------
               Ordinary Course of Business);

         (v)   all vehicles listed on EXHIBIT 3.6(a)(v); and
                                      -----------------

         (vi) all other furniture, fixtures, equipment, personalty or intellectual property of any kind used by the Company in the operation of its business, including without limitation, each of those items having a value in excess of $1,000 listed on EXHIBIT
                                                                        -------
               3.6(a)(vi).
               ----------

    (b)  LIABILITIES.  Other than the liabilities listed on EXHIBIT 3.6(b), (the
         -----------                                        --------------
"Continuing Liabilities"), the Company shall have no liabilities as of the
 ----------------------
Closing Date.

    3.7  ACCOUNTS RECEIVABLE
         -------------------

    (a)  Except as may be otherwise reflected on EXHIBIT 3.7, all accounts
                                                 -----------
receivable of the Company that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising
 -------------------
from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet does of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest or claim, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. EXHIBIT 3.7 hereof contains a complete and accurate list
                      -----------
of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

    (b) Shareholders represent and warrant that from and after the date of the Interim Balance Sheet (as defined in Section 3.4) through the Closing Date: (i) the Company has collected all sums and amounts due the Company, whether evidenced in writing, on account, designated as a receivable or otherwise (collectively, "Pre-Closing Receivables"), only in its usual, regular and
                -----------------------
ordinary manner, on a basis consistent with past practices (and otherwise in the Ordinary Course of Business); and (ii) the Company has not and will not accelerate collection of the Pre-Closing Receivables.

    3.8  NO UNDISCLOSED LIABILITIES
         --------------------------

    Except as set forth hereinafter in EXHIBIT 3.9 hereof, the Company has no
                                       -----------
material liabilities of any nature (whether absolute, accrued, contingent, or otherwise) and Shareholders know of no basis for assertion against the Company of any such material liability, except for liabilities reflected or reserved against in the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

    3.9  TAXES
         -----

    (a)  Except as set forth in EXHIBIT 3.9, the Company has filed or caused to
                                -----------
be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Shareholders have delivered to THI copies of, and EXHIBIT 3.9 hereof contains a complete and
                                -----------
accurate list of, all federal and state income tax returns, filed by the Company since 1991. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Shareholders or the Company, except such Taxes, if any, as are listed in EXHIBIT 3.9 hereof and are
                                                     -----------
being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet. Notwithstanding the foregoing, Shareholders shall have no responsibility for federal and state income taxes for calendar year 1996.

    (b)  EXHIBIT 3.9 contains a complete and accurate list of all audits of all
         -----------
such Tax Returns. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in EXHIBIT 3.9 hereof,
                                                          -----------
are being contested in good faith by appropriate proceedings.  EXHIBIT 3.9
                                                               -----------
hereof describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since 1991, and the resulting deficiencies proposed by the IRS. Except as described in EXHIBIT 3.9, no Shareholder nor the Company has given or
                       -----------
been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

    (c) There exists no proposed tax assessment against the Company except as disclosed in the Interim Balance Sheet or in EXHIBIT 3.9 hereof. Except as
                                             -----------
shown on EXHIBIT 3.9, all taxes that the Company is or was required by Legal
         -----------
Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

    (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, nor within the five-year period preceding the Closing Date has been, an "S" corporation.

    3.10 NO MATERIAL ADVERSE CHANGE
         --------------------------

    Since the date of the Company's Interim Balance Sheet, there has not been any material adverse change in the business, client relations, operations, assets of the Company, and to the best Knowledge of Shareholders, no event has occurred or circumstance exists that may result in such a material adverse change. Without in any way limiting the generality of the foregoing, there exists no actual or threatened terminations, cancellations or limitations of, or any modification or change in (i) the current business relationship of the Company with any material customer or group of customers whose business is material to the operation of the Company's business; or (ii) the current business relationship of the Company with any supplier, and the Company has no reason to believe that any such customers or suppliers shall not continue a business relationship with THI subsequent to the Closing on a basis no less favorable to THI than that heretofore conducted; and (iii) to the best Knowledge of Shareholders, there exists no other condition or state of facts or circumstances which would adversely affect the Company's business or prevent THI from conducting such business after the Closing on a basis no less favorable to THI than that of which it has heretofore been conducted by the Company.

    3.11 EMPLOYEE BENEFITS
         -----------------

    (a)  As used in this Agreement, the term "Employees of the Company" means,
(i) all active or former employees or directors of the Company, (ii) all employees of the Company who, as of the Closing Date, are on workers' compensation, military leave, other approved leaves of absences, long-term or short-term disability, non-occupational disability and employees on layoff with recall rights, (iii) all individuals who are covered under any "Employee Benefit Plan" (as such terms is hereinafter defined) as a result of previously being described in (i) or (ii) above, and (iv) beneficiaries or dependents under any Employee Benefit Plan of anyone described in (i) through (iii) above.

    (b)  EXHIBIT 3.11 sets forth a list of each "employee benefit plan" (as
         ------------
defined by Section 3(3) of ERISA, and any other bonus, profit sharing pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement, whether written or oral (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit
                                                                ----------------
Plans") that is currently in effect, or which has been approved before the date
-----
hereof but is not yet effective, for the benefit of any Employee of the Company or with respect to which the Company has or has had any obligation, and any Employee Benefit Plan that was maintained since the organization of the Company with respect to which the Company has any obligation. Except as disclosed on
EXHIBIT 3.11, there are no other benefits to which any Employee of the Company
------------
is entitled or for which the Company has any obligation.

    (c) The Company has delivered to THI with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust, (iii) actuarial valuation reports and financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the IRS, Department of Labor ("DOL"), Pension Benefit
                                                        ---
Guaranty Corporation ("PBGC") or any other governmental authority including,
                       ----
without limitation, the most recent determination letter received from the IRS pertaining to any

Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

    (d) The Company has no obligation to contribute to or provide benefits pursuant to, nor has it ever maintained or contributed to, and it has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code), (iii) a plan intended to be, or represented to be, described in
Section 401(a) of the Code, (iv) a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code), or (v) a plan subject to Parts 2, 3 or 4 of Subtitle B of Title I of ERISA. No "ERISA Affiliate" (as that term is hereinafter defined) has any obligation to contribute to or provide benefits pursuant to, or has any other liability of any kind with respect to, a multiemployer plan or a plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA. As used in this Agreement the term "ERISA Affiliate" means any trade or business (other than the Company) whether or not incorporated, which has employees who are or have been at any date of determination occurring within the preceding six
(6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes the Company.

    (e) The Company is not liable for, and after the Closing Date, THI shall not be liable for, any contribution, tax, lien, penalty, costs, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company).

    (f)  EXHIBIT 3.11 lists the name of each Employee of the Company who has
         ------------
experienced a "Qualifying Event" (as defined in Section 4980B of the Code and
Section 601, et seq. of ERISA) (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA") with respect to an
                                                -----
Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage.

    (g) With respect to each Employee Benefit Plan and except as otherwise set forth on EXHIBIT 3.11:
         ------------

         (i) no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company, any Employee of the Company or any of the assets of the Employee Benefit Plan or any related trust;

         (ii) the Employee Benefit Plan complies with and has been maintained and operated in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the IRC;

         (iii) the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority, and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty; and

         (iv) each Employee Benefit Plan may be unilaterally terminated by the Company on not more than ninety (90) days written notice with no further liability to the Company.

    (h) The consummation of the Contemplated Transactions will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Employee of the Company. No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

    (i)  Except as set forth on EXHIBIT 3.11, no Employee Benefit Plan in any
                                ------------
way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under
Section 401(a) of the Code) to any Employee of the Company who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Employee of the Company, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

    3.12 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS AND
         -------------------------------------------------------------------
ORDERS
------

    (a)  Except as set forth in EXHIBIT 3.12 hereof to the best knowledge of
                                ------------
Shareholders:

         (i) The Company is, and at all times has been, in compliance in all material respects with each Legal Requirement, Governmental Authorization and Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

         (ii) No event has occurred or circumstance exists that in any material respect (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, Governmental Authorization or Order, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

         (iii) Neither the Shareholders nor the Company has received, at any time since 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of the Company, or failure by the Company to comply with, any Legal Requirement, Governmental Authorization or Order, which violation or failure has not been corrected or complied with, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

    (b)  EXHIBIT 3.12 to the best knowledge of Shareholders (i) contains a
         ------------
complete and accurate list of each Governmental Authorization that relates to the business of, or to any of the assets used in the operation of the Company;
(ii) each Governmental Authorization of the Company is valid and in full force and effect; and (iii) the Governmental Authorizations listed in EXHIBIT 3.12
                                                                ------------
hereof collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate the business of the Company in the manner they currently conduct and operate such business and to permit the Company to own and use the assets used in the operation of the Company in the manner in which they currently own and use such assets. A true and complete copy of each Governmental Authorization listed in EXHIBIT 3.12 has
                                                               ------------
been delivered to THI.

    3.13 LEGAL PROCEEDINGS
         -----------------

    (a)  Except as set forth in EXHIBIT 3.13(a) hereof, there is no pending
                                ---------------
Proceeding:

         (i)   that has been commenced by or against the Company; or

         (ii) to the best of Shareholders' Knowledge, that may materially affect the business of the Company or any of the assets owned or used by the Company; or

         (iii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or any Contract.

    To the best Knowledge of Shareholders, no such Proceeding has been Threatened, and no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in EXHIBIT 3.13(a) hereof will not have a
                                       ---------------
material adverse
effect on the business, operations, assets, condition, or prospects of the Company.

    (b) All material Proceedings in which the Company has been named since 1991 (other than those Proceedings involving only the ordinary course of business of the Company), and all material Proceedings relating to the Company in which any Shareholder has been named since 1991 (other than those Proceedings involving only the ordinary course of the business of the Company) are listed on EXHIBIT
                                                                       -------
3.13(b).  Shareholders have delivered to THI true and complete copies of all
-------
material pleadings and other documentation relating to each Proceeding listed on
EXHIBIT 3.13(b) which were requested by Buyer.
---------------

    3.14 ABSENCE OF CERTAIN CHANGES AND EVENTS
         -------------------------------------

    Except as set forth in EXHIBIT 3.14 hereof, since the date of the Interim
                           ------------
Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

    (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

    (b) increase of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

    (c) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

    (d) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

    (e) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction having any material adverse effect on the business, financial condition or prospects of the Company;

    (f) sale (other than sales of inventory and accounts receivable in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

    (g) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

    (h)  material change in the accounting methods used by the Company; or

    (i) material adverse change in the financial condition, assets, liabilities or business of the Company;

    (j) adverse Order delivered or served upon the Company or entered in a proceeding to which the Company is a party or is otherwise known by Sellers or Company which has a material adverse effect on the business of the Company;

    (k)  except as disclosed in EXHIBIT 3.14(k), change in the method of
                                ---------------
collecting accounts receivable or acceleration in the collection of accounts receivable;

    (l) failure to pay expenses incurred in connection with the operation of the Company on a timely basis;

    (m) agreement, whether oral or written, by the Company to do any of the foregoing.

    3.15 CONTRACTS; NO DEFAULTS
         ----------------------

    (a) Shareholders have delivered to THI true and complete copies of and EXHIBITS 3.15(a)(i) - (vii) hereof contain a complete and accurate list, of the
---------------------------
following:

         (i)   each Telephone Operating and License Agreement is described on
    EXHIBIT 3.15(a)(i);
    ------------------

         (ii)  each Service Agreement is described on EXHIBIT 3.15(a)(ii);
                                                      -------------------

         (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year) is described on EXHIBIT 3.15(a)(iii);
                 --------------------

         (iv) each licensing agreement or other Contract with respect to the Intellectual Property Assets is described in EXHIBIT 3.15(a)(iv);
                                                 -------------------

         (v) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person is described on EXHIBIT 3.15(a)(v);
                                                  ------------------

         (vi) each Contract not otherwise listed in Exhibits 3.15(a)(i)-(v) above that (1) provides for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods, in excess of $5,000, or (2) involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000 or (3) involves expenditures or receipts by the Company in excess of $5,000, is described on EXHIBIT 3.15(a)(vi);
                 -------------------

         (vii) each power of attorney that is currently effective and outstanding is described on EXHIBIT 3.15(a)(vii);
                                --------------------

    EXHIBITS 3.15(a)(i) - (vii) hereof set forth reasonably complete details
    ---------------------------
concerning such Contracts, including the date of the Contracts, the parties to the Contracts and the material terms of the Contracts. Additionally, EXHIBIT
                                                                      -------
3.15(a)(i) separately classifies the Telephone Operating and License Agreement
----------
under the subcategories inmate phones and pay phones, and EXHIBIT 3.15(a)(ii)
                                                          -------------------
separately classifies the Service Agreements under the subcategories Long Distance Service Agreements, Billing and Collection Agreements, Parts and Supplies Agreements and Operator Service Agreements.

    (b)  Except as set forth in EXHIBIT 3.15(b) hereof:
                                ---------------

         (i) neither the Shareholders (nor any Person related or affiliated with the Shareholders) has or may acquire any rights under, and neither the Shareholders (nor any Person related or affiliated with them) has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets used in the operation of the Company; and

         (ii) to the best Knowledge of Shareholders, neither the Company nor any officer, director, agent, employee, consultant, or contractor of the Company is bound by any contract or agreement that purports to limit the ability of the Company or such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of the Company.

    (c)  Except as set forth in EXHIBIT 3.15(c) hereof, with respect to each
                                ---------------
Contract identified or required to be identified in EXHIBIT 3.15(a) hereof
                                                    ---------------
(and/or any other material Contract by which the Company is bound even if not so identified):

         (i) such Contract is in full force and effect and is valid and enforceable in accordance with its terms;

         (ii) the Company is, and at all times since the later of 1991 or the inception of the Contract, has been, in material compliance with all applicable terms and requirements of such Contract;

         (iii) each other Person that has or had any obligation or liability under such Contract is, and at all times since the later of 1991 or the inception of the Contract, has been, in material compliance with all applicable terms and requirements of such Contract;

         (iv) to the best Knowledge of Shareholders, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract; and

         (v) neither the Company nor Shareholders has given to or received from any other Person, at any time since the later of 1991 or the inception of the Contract, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach by the Company of, or default by the Company under, such Contract where such notice or communication, or the Contract involved therein, would have any material adverse effect on the Company.

         (vi)  except as set forth in EXHIBIT 3.15(c)(vi), to the best Knowledge
                                      -------------------
    of Shareholders, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under such Contracts with any Person and, no such Person has made written demand for such renegotiation.

         (vii) such Contracts have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         (viii) such Contracts constitute the sole and entire agreement among the parties thereto with respect to the subject matter thereof, and there are no other agreements or understandings among the parties which in any way pertain to or otherwise materially affect such Contracts.

    3.16 INSURANCE
         ---------

    (a)  Shareholders have delivered to THI true and complete copies of and
EXHIBIT 3.16(a) contains a complete and accurate list of all policies of
---------------
insurance to which the Company is a party or under which the Company, or any director of the Company, is covered.

    (b)  EXHIBIT 3.16(b) hereof sets forth, by year, for the current policy year
         ---------------
and each of the two preceding policy years (i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

    (c)  Except as set forth on EXHIBIT 3.16(c) hereof:
                                ---------------

         (i) All policies to which the Company is a party or that provide coverage to Sellers, the Company, or any director or officer of the Company:

              (A) are valid, outstanding, and enforceable;

              (B) are issued by an insurer that is to the best of knowledge of Shareholders financially sound and reputable;

              (C) taken together, are deemed by the Company to be adequate insurance coverage for the assets and the operations of the Company;

              (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

              (E) will continue in full force and effect following the consummation of the Contemplated Transactions with respect to losses or claims accruing or arising prior to the Closing Date; and

              (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company, except with respect to Workmen's Compensation insurance.

         (ii) No Shareholder nor the Company has received with respect to the Company (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or a director thereof.

         (iv) The Company has given notice to the insurer of all material claims that may be insured thereby.

    3.17 ENVIRONMENTAL MATTERS
         ---------------------

    Except as set forth in EXHIBIT 3.17:
                           ------------

    (a) The Company and the Company Assets are, and at all times have been, in full compliance with, and have not been and are not in violation of or liable under, any Environmental Laws.

    (b) The Company has not generated, handled, manufactured, processed, treated, stored, used, transferred, released, disposed of or otherwise conducted any hazardous process or activity with respect to (collectively, "Hazardous
                                                                  ---------
Activities") any hazardous substances, hazardous wastes, hazardous wastes
----------
constituents and reaction by-products, hazardous materials, pesticides, oil and other petroleum products, pollutants, and/or toxic substances, including asbestos and polychlorinated biphenyls as those terms are defined pursuant to Environmental Laws (collectively, "Hazardous Substances"), except in full
                                   --------------------
compliance with Environmental Laws.

    (c) Neither Shareholders nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from any Person that relates to Hazardous Activities, Hazardous Substances, or any alleged actual or potential violation or failure to comply with any Environmental Law with respect to any properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

    (d) Neither Shareholders, the Company nor any other Person for whose conduct they are or may be held to be responsible, has any existing liability, obligations or other responsibility arising from or under Environmental Laws that would have a material adverse effect on the Company, and neither Shareholders nor the Company have any basis to expect such liability, obligations or responsibilities to arise or occur.

    (e) For purposes hereof, Environmental Laws shall mean all Legal Requirements that relate or pertain to environmental matters, pollution and/or public health, safety or welfare, including without limitation, the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended, the
                                              ------
Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended, the Federal Clean Water Act (33 U.S.C. 1251 et seq.),
     ------                                                            ------
as amended, and state and federal environmental clean up programs.

    (f) Except for leasehold interests as lessee, Company owns no interest (and has never owned any interest) in real property.

    3.18 EMPLOYEES
         ---------

    (a)  EXHIBIT 3.18(a) hereof contains a complete and accurate list of the
         ---------------
following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

    (b) No officer or director of the Company and to the Shareholders' best knowledge no employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or
         ----------------------------
will affect (i) the performance of his duties as an employee, officer or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Shareholders or the Company by any such employee, officer or director. Neither the Company nor the Shareholders has knowledge that any director or officer involved in the business or operations of the Company intends to terminate his/her employment with the Company prior to December 31, 1997, except to the extent that the Consulting Agreement may vary the employment of Talton.

    (c)  EXHIBIT 3.18(c) hereof contains a complete and accurate list of all
         ---------------
employment agreements, employment contracts, compensation arrangements and/or any other Contract pertaining to employment related matters between the Company and any of its employees (the "Employment Agreements"). The Shareholders have
                               ---------------------
delivered to THI true and complete copies of all Employment Agreements. The Employment Agreements may be terminated by the Company at any time without fee, penalty or severance compensation or benefits. All employees of the Company are employees at will and their employment may be terminated at any time by the Company without fee, penalty, severance compensation or benefits, subject to any applicable state or federal laws pertaining to terminations.

    (d)  EXHIBIT 3.18(d) hereof contains a complete and accurate list of the
         ---------------
following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

    3.19 LABOR RELATIONS; COMPLIANCE
         ---------------------------

    Since 1991, the Company has not been nor is a party to any collective bargaining or other labor Contract. Since 1991, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or
(c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

    3.20 INTELLECTUAL PROPERTY
         ---------------------

    (a)  Shareholders have delivered to THI true and complete copies of, and

EXHIBIT 3.20 hereof contains a complete and accurate list of, all Contracts
------------
relating to the Intellectual Property Assets.

    (b) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use, without payment to a third party, all of the Intellectual Property Assets.

    (c) The Intellectual Property Assets and the use thereof by the Company does not nor does the subject matter of any of the Intellectual Property Assets infringe or is alleged to infringe any rights of any third party or is a derivative work based on the work of a third party.

    3.21 BANK ACCOUNTS
         -------------

    EXHIBIT 3.21 contains a complete and accurate list of each bank or financial
    ------------
institution in which the Company has an account or safe deposit box, including address, account number and the names of persons authorized to draw thereon or to have access thereto.

    3.22 CERTAIN PAYMENTS
         ----------------

    Since 1991, neither the Company nor any director or officer, nor to Shareholders' best knowledge any agent or employee of the Company, nor any Representative, has directly or indirectly (a) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other illegal payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, and/or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

    3.23 COMPANY REVENUES
         ----------------

    The Company revenues, as measured by GAAP on a consolidated basis, from Telephone and Operating License Agreements during the fiscal year ended 1995 was not less than $19,000,000. The Company revenues, as measured by GAAP on a consolidated basis, from Telephone and Operating License Agreements during the ten month period ended October 31, 1996, was not less than $21,000,000.

    3.24 DISCLOSURE
         ----------

    No representation or warranty of Shareholders in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

    3.25 RELATIONSHIPS WITH RELATED PERSONS
         ----------------------------------

    Except as set forth in EXHIBIT 3.25 hereof, neither any of the Shareholders
                           ------------
nor, to the best knowledge of Shareholders, any Person related or affiliated with any Shareholder or the Company is a party to any Contract with, or has any claim or right against, the Company. Neither any of the Shareholders nor, to the best knowledge of Shareholders, any Person related or affiliated with any of the Shareholders owns, directly or indirectly, any interest in any person or entity that is a competitor, customer or supplier of the Company, that otherwise has any business dealings with the Company (except as set forth in EXHIBIT 3.25)
                                                                   ------------
or that is engaged in the same or similar business as the Company.

    3.26 BROKERS OR FINDERS
         ------------------

    Except as set forth in EXHIBIT 3.26, Shareholders and their agents have
                           ------------
incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

    3.27  AMENDMENTS OF REPRESENTATIONS AND WARRANTIES.  Shareholders shall have
          --------------------------------------------
the right to amend their representations and warranties contained in this Agreement (and/or to amend the exhibits attached hereto) to the extent appropriate to reflect changes occurring after the date of this Agreement and/or events or circumstances becoming known to Shareholders after the date of this Agreement and prior to the Closing. Any such amendment(s) shall not constitute a Breach of this Agreement by Shareholders nor give rise to any obligations of indemnity on the part of the Shareholders. In the event any such amendments are proposed by Shareholders which amendments are not approved by THI, then THI shall have no further obligations to close and consummate the transactions contemplated herein.

4.  REPRESENTATIONS AND WARRANTIES OF THI

    THI represents and warrants to Shareholders as follows:

    4.1  ORGANIZATION AND GOOD STANDING
         ------------------------------

    THI is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

    4.2  AUTHORITY; NO CONFLICT
         ----------------------

    (a) This Agreement constitutes the legal, valid, and binding obligation of THI, enforceable against THI in accordance with its terms. Upon the execution and delivery by THI of THI's Closing Certificate THI's Closing Certificate will constitute the legal, valid, and binding obligation of THI, enforceable against THI in accordance with its terms. THI has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and THI's Closing Certificate and to perform its obligations under this Agreement and THI's Closing Certificate.

    (b)  Except as set forth in EXHIBIT 4.2, neither the execution and delivery
                                ------------
of this Agreement by THI nor the consummation or performance of any of the Contemplated Transactions by THI will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

         (i)   any provision of THI's Organizational Documents;

         (ii) any resolution adopted by the board of directors or the stockholders of THI;

         (iii) any Legal Requirement or Order to which THI may be subject; or

         (iv) any contract to which THI is a party or by which THI may be bound.

    Except as set forth in EXHIBIT 4.2, THI is not and will not be required to
                           -----------
obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

    4.3  INVESTMENT INTENT
         -----------------

    THI is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

    4.4  CERTAIN PROCEEDINGS
         -------------------

    There is no pending or Threatened Proceeding that has been commenced against THI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

    4.5  BROKERS OR FINDERS
         ------------------

    Except as set forth in EXHIBIT 4.5, THI and its officers and agents have
                           -----------
incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Shareholders harmless from any such payment alleged to be due by or through THI as a result of the action of THI or its officers or agents.

    4.6  CAPITALIZATION
         --------------

    (a) Capitalization of THI, including all shares of common stock, preferred stock, and outstanding warrants, is as shown on EXHIBIT 4.6(a), and a general
                                                --------------
description of such capitalization and securities are as shown on EXHIBIT
                                                                  -------
4.6(a). THI shall have on or at Closing paid in capital of not less than $15,300,000.

    (b) Capitalization at Closing will be in accordance with the certificate regarding capitalization attached as EXHIBIT 4.6(b).
                                     --------------

    4.7  LIABILITY
         ---------

    The liabilities of THI are set forth on EXHIBIT 4.7, and THI shall have no
                                            -----------
other outstanding liabilities at or immediately subsequent to Closing.

    4.8  CONTRACTUAL OBLIGATIONS
         -----------------------

    THI has no material contractual obligations, including, without limitation, any employment, management, or consulting agreements, except as are reflected in this Agreement, or as otherwise described on EXHIBIT 4.8.
                                             -----------

5.  COVENANTS OF SHAREHOLDERS PRIOR TO/ON CLOSING DATE

    5.1  REQUIRED APPROVALS
         ------------------

    Except as otherwise reflected in EXHIBIT 2.3(b), as promptly as practicable
                                     --------------
after the date of this Agreement, Shareholders will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. The foregoing requirement shall not apply to filings required to be made in the states of Florida, Georgia and Tennessee. Between the date of this Agreement and the Closing Date, Shareholders will, and will cause the Company to, (a) cooperate with THI with respect to all filings that THI elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with THI in obtaining all Consents identified in EXHIBIT 4.2.
                                                           -----------

    5.2  COMPANY APPROVAL
         ----------------

    This Agreement and the Contemplated Transactions have been voted upon and approved by the shareholders and board of directors of the Company.

    5.3  CURRENT INFORMATION
         -------------------

    During the period from the date of this Agreement to the Closing Date, Shareholders shall cause the Company to cause one or more of its Representatives to confer on a regular and frequent basis with Representatives of THI to report on the general status of the ongoing operations of the Company. The Sharesholders shall cause the Company to promptly notify THI of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and to keep THI fully informed with respect to such events.

    5.4  SECURITIES LAWS COMPLIANCE
         --------------------------

    THI and Shareholders shall use their best efforts to cause THI's Common Stock and THI's Preferred Stock to be issued to Shareholders exempt from registration under the Securities Act in valid reliance upon the private placement exemption provisions of section 4(2) of the securities Act and, at THI's option, Rules 505 and/or 506 of the SEC promulgated pursuant to Section 3(b) and 4(2) of the Securities Act.

    5.5  OPERATIONS PRIOR TO CLOSING DATE
         --------------------------------

    (a) In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, Shareholders shall cause the Company to do each of the following, and Shareholders also represent that from the date of the Interim

Balance Sheet to the date of this Agreement the Company has done the following:

         (i) conduct the business of the Company only in the usual, regular and ordinary manner, on a basis consistent with past practice, maintain the Company's books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practices, maintain and comply with the terms of all licenses, permits and other Legal Requirements, and otherwise conduct the business of the Company only in the Ordinary Course of Business;

         (ii) use their best efforts to preserve intact the current organization of the Company, keep available the services of the current officers, employees, and agents of the current organization of the Company, and maintain the relations and good will with all suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

         (iii) conduct the business and affairs of the Company in a manner so that all representations and warranties herein will be true and correct at Closing;

         (iv) maintain all of the Company Assets in good repair, order and condition, and perform all of the Company's obligations under the Contracts; and

         (v) pay all expenses and accounts payable incurred in connection with the operation of the Company's business in the usual, regular and ordinary manner on a basis consistent with past practice.

    (b) Shareholders agree that during the period from the date of this Agreement to and including the Closing Date, without the prior written consent of THI, they will not permit Company to do any of the following and Shareholders also represent that from the date of the Interim Balance Sheet to the date of this Agreement the Company has not done any of the following:

         (i) incur any liability or obligation of any material nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business;

         (ii) permit any of the Company Assets to be subjected to any Encumbrance;

         (iii) sell, transfer or otherwise dispose of any Company Assets except in the Ordinary Course of Business;

         (iv) make any capital expenditure or commitment therefor, except in the Ordinary Course of Business;

         (v) redeem, purchase or otherwise acquire any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

         (vi) except in the Ordinary Course of Business, borrow money or make any loan to any Person;

         (vii) write off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, which individually or in the aggregate are not material to the Company;

         (viii) accelerate the collection of any accounts receivable or other amounts payable to the Company;

         (ix) grant any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employees or other employees;

         (x)    cancel or waive any claims or rights of substantial value;

         (xi) make any change in any method of accounting or auditing practice;

         (xii)  agree, whether or not in writing, to do any of the foregoing;

         (xiii) cause the Shareholders or the Company to, without the prior consent of THI, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

    5.6  ACCESS AND INVESTIGATION
         ------------------------

    Between the date of this Agreement and the Closing Date, Shareholders will, and will cause Company and their Representatives to, (a) afford THI and its Representatives and advisors (collectively, "THI's Advisors") full and free
                                             --------------
access to all Company employees and personnel and to all Company Contracts, books and records, and other documents and data, (b) furnish THI and THI's Advisors with copies of all such Contracts, books and records, and other existing documents and data as THI may reasonably request, and (c) furnish THI and THI's Advisors with such additional financial, operating, and other data and information as THI may reasonably request.

    5.7  NOTIFICATION
         ------------

    Between the date of this Agreement and the Closing Date, the Shareholders will, and will cause Company to, promptly notify THI in writing if a Shareholder or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Shareholders as of the date of this Agreement and before Closing, or if a Shareholders or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Shareholder will promptly notify THI of the occurrence of any Breach of any covenant of Shareholders in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

    5.8  NO NEGOTIATION
         --------------

    Until such time, if any, as this Agreement is terminated pursuant to Section 9, Shareholders will not, and will not permit Company or any of their Representatives to, directly or indirectly solicit, initiate, respond to or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than THI) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

6.  COVENANTS OF THI PRIOR TO CLOSING DATE

    6.1  APPROVALS OF GOVERNMENTAL BODIES
         --------------------------------

    As promptly as practicable after the date of this Agreement, THI will make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. THI shall use its best efforts to satisfy all the conditions precedent to its and all other parties' obligations under this Agreement. Between the date of this Agreement and the Closing Date, THI will cooperate with Shareholders with respect to all filings that Shareholders are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Shareholders in obtaining all consents identified in EXHIBIT 3.2(c) hereof.
              --------------

    6.2  COMPANY APPROVAL
         ----------------

    This Agreement and the Contemplated Transactions have been voted upon and approved by the Board of Directors of THI.

    6.3  NOTIFICATION
         ------------

    Between the date of this Agreement and the Closing Date, THI will promptly notify the Shareholders in writing if THI becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of THI as of the date of this Agreement and before Closing, or if THI becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty by THI had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, THI will promptly notify the Shareholders of the occurrence of any Breach of any covenant of THI in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible or unlikely.

7.  CONDITIONS PRECEDENT TO THI'S OBLIGATION TO CLOSE

    THI's obligation to acquire the Shares and to take the other actions required to be taken by THI at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by THI, in whole or in part):

    7.1  ACCURACY OF REPRESENTATIONS
         ---------------------------

    All of the representations and warranties of Shareholders in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have materially been accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date as if made on the Closing Date.

    7.2  PERFORMANCE
         -----------

    (a) All of the covenants and obligations that Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with.

    (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered.

    (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with Section 2 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

    7.3  CONSENTS
         --------

    Except as set forth in Section 2.3(b) and EXHIBIT 2.3(b), each of the
                                              --------------
Consents identified in Sections 3.2, and 4.2 must have been obtained and must be in full force and effect.

    7.4  NO PROCEEDINGS
         --------------

    Since the date of this Agreement, there must not have been commenced or Threatened against THI, or against any Person affiliated with THI, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

    7.5  NO CLAIM REGARDING STOCK OWNERSHIP OR CONSIDERATION TO BE RECEIVED
         ------------------------------------------------------------------

    There must not have been made or Threatened by any Person any claim asserting that such Person (a) except for Carrie T. Glover, is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the consideration to be received for the Contributed Shares.

    7.6  NO PROHIBITION
         --------------

    Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause THI or any Person affiliated with THI to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

    7.7  MATERIAL ADVERSE CHANGE
         -----------------------

    There shall not have occurred any change in the Company's financial condition, business, property or prospects nor shall have there occurred any change in the business condition of the Company's customers or suppliers nor any change in the regulatory or competitive environment, which in the judgment of THI adversely affects the Company, the business of the Company or the condition (financial or otherwise) of the Company. In the event that each and every one of these conditions precedent to the obligations of THI shall not have been satisfied prior to or at the Closing, then THI may (but shall not be obligated to) waive such unsatisfied condition or extend the Closing Date to allow additional time for such condition to be satisfied. Any such waiver or extension shall be without prejudice to any other rights and remedies THI may have hereunder or at law or in equity.

    7.8  RELATED CONTRACTS  Each of (i) the Stock Acquisition Agreement, (ii)
         -----------------
that certain Stock Acquisition Agreement of even date herewith for the acquisition of shares of AmeriTel Pay Phones, Inc. and (iii) that certain Contribution Agreement of even date herewith pertaining to the contribution of shares of AmeriTel Pay Phones, Inc. must be consummated in accordance with their respective terms contemporaneously with the Closing.

    7.9  REGULATORY OPINION
         ------------------

         THI shall have received an opinion of counsel acceptable to THI to the effect that all required approvals of the Contemplated Transactions have been obtained from state regulatory agencies (other than approvals required by the states of Mississippi, North Carolina, Tennessee, Georgia and Florida).

8.  CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATION TO CLOSE

    Shareholders' obligation to transfer the Shares and to take the other actions required to be taken by Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Shareholders, in whole or in part):

    8.1  ACCURACY OF REPRESENTATIONS
         ---------------------------

    All of THI's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been materially accurate as of the date of this Agreement and must be materially accurate as of the Closing Date as if made on the Closing Date.

    8.2  THI'S PERFORMANCE
         -----------------

    (a) All of the covenants and obligations that THI is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with.

    (b) THI must have delivered the shares of THI Common and THI Preferred and the documents required to be delivered by THI pursuant to Section 2.4.

    8.3  NO PROHIBITION
         --------------

    Neither the consummation nor the performance of any of the Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Shareholders or any Person affiliated with the Shareholders to suffer any material adverse consequence under any applicable Legal Requirement or Order. The provisions of this Section 8.3 shall not apply to and shall not include any consents or other approvals required to be given by any state regulatory agencies with respect to the Contemplated Transactions.

    8.4  MATERIAL ADVERSE CHANGE
         -----------------------

    There shall not have occurred any change in THI's financial condition, business, property, or prospects which in the judgment of Shareholders would materially adversely affect THI's ability to consummate the contemplated transactions.

In the event that each and every one of these conditions precedent to the obligations of Shareholders shall not have been satisfied prior to or at the Closing, then Shareholders may (but shall not be obligated to) waive such unsatisfied condition or extend the Closing Date to allow additional time for such condition to be satisfied. Any such waiver or extension shall be without prejudice to any other rights and remedies Shareholders may have hereunder or at law or in equity.

    8.5  TAX OPINION
         -----------

    Shareholders shall have received an opinion satisfactory to Shareholders to the effect that the receipt of stock by the Shareholders will not constitute a taxable event for Federal income tax purposes. Shareholders and Shareholders' tax counsel shall have received THI's certificate regarding capitalization in the form attached as EXHIBIT 4.6(b).
                     --------------

9.  TERMINATION

    9.1  TERMINATION EVENTS
         ------------------

    This Agreement may, by notice given prior to or at the Closing, be terminated:

    (a) by either THI or Shareholders if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

    (b) by THI: if any of the conditions in Section 7 have not been satisfied as of the Closing Date; or if satisfaction of such a condition is or becomes impossible (other than through the failure of THI to comply with its obligations under this Agreement) and THI has not waived such condition on or before the Closing Date;

    (c) by Shareholders: if any of the conditions in Section 8 have not been satisfied of the Closing Date; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Shareholders to comply with their obligations under this Agreement) and Shareholders have not waived such condition on or before the Closing Date; or

    (d)  by mutual consent of THI and Shareholders; or

    (e) by either THI or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1997, or such later date as the parties may agree upon in writing.

    9.2  EFFECT OF TERMINATION
         ---------------------

    Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10. INDEMNIFICATION; REMEDIES

    10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE
         ------------------------------------------------------------

    Subject to the limitations described herein, all representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Section 2.4(a) and (b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing as follows: (i) all representations, warranties, covenants and obligations, other than any representation or warranty contained in Section 3.9, 3.13 or any claim based upon an intentional fraudulent misrepresentation, shall survive the Closing until May 31, 1998, and shall thereupon expire together with any right to indemnification (except to the extent a written notice asserting a claim for breach of any such representation or warranty shall have been given prior to such date to the party which made such representation and warranty), (ii) all representations or warranties contained in Section 3.13 shall survive the Closing until three (3) years from the Closing Date and shall thereupon expire together with any right to indemnification (except to the extent a written notice asserting a claim for breach of any such representation or warranty shall have been given prior to such date to the party which made such representation and warranty), (iii) all claims based upon an intentional fraudulent misrepresentations shall survive the Closing until four (4) years from the Closing Date and shall thereupon expire together with any right to indemnification (except to the extent a written notice asserting a claim for breach of any such representation shall have been given prior to such date to the party which made such representation), and (iv) all representations or warranties contained in Section 3.9 shall survive the Closing indefinitely. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations shall not be precluded by any knowledge actually acquired by THI before the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.
The waiver in writing of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall preclude any right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

    10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SHAREHOLDERS
         ------------------------------------------------------

    Subject to the limitations described herein, Shareholders severally, and not jointly, will indemnify and hold harmless THI, the Company and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified
                    -------------------
Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising or resulting
                                              -------
from, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by Shareholders in this Agreement or the Stock Acquisition Agreement, or any other certificate or document delivered by Shareholders pursuant to this Agreement or the Stock Acquisition Agreement;

         (b) any Breach by Shareholders of any covenant or obligation of Shareholders in this Agreement or the Stock Acquisition Agreement, or any other document delivered by Shareholders pursuant to this Agreement or the Stock Acquisition Agreement;

         (c)  regardless of whether it may also constitute a Breach under
    Section 10.2 (a) or (b) above, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) arising from or relating to the operation, management or ownership of the Company, arising or related to the period on or prior to the Closing Date (whether known or unknown on the Closing Date).

provided, however, that (i) except as provided in (ii) below, the aggregate
--------  -------
amount of Damages for which the Shareholders shall indemnify THI hereunder shall not exceed each Shareholder's pro rata share of the amount in the Post-Closing Escrow Fund as established pursuant to the Stock Acquisition Agreement (such indemnification to be provided by the Post-Closing Escrow Fund); (ii) the aggregate amount of Damages for which the Shareholders shall indemnify THI hereunder for any Breach of a representation or warranty contained in Section 3.9 and 3.13 or for any claim based solely upon an intentionally fraudulent misrepresentation of a material fact shall not exceed each Shareholder's pro rata share of the Purchase Price as established pursuant to the Stock Acquisition Agreement (such indemnification to be provided first by the Post-Closing Escrow Fund) and the shares of THI Common and THI Preferred issued hereunder; (iii) in no event shall the aggregate amount of any Shareholder's Damages under both this Agreement and the Stock Acquisition Agreement exceed the limitations on Damages set forth in the Stock Acquisition Agreement plus the Shareholder's then interest in the stock acquired pursuant to this Agreement plus the proceeds of any prior sales of such stock and (iv) THI shall not be entitled to assert any right to indemnification hereunder against the Shareholders until THI's good faith estimate of all Damages for which the Shareholders indemnify THI hereunder and/or under the Stock Acquisition Agreement exceeds $100,000 (the "Indemnification Threshold") at which time THI
                                 -------------------------
shall be entitled to indemnification for all Damages which exceed the Indemnification Threshold (subject to the limitations described above).

    10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THI
         ---------------------------------------------

    THI will indemnify and hold harmless Shareholders and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Shareholders' Indemnified Persons"), and will pay to
                    ---------------------------------
Shareholders' Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by THI in this Agreement or the Stock Acquisition Agreement, or in any certificate delivered by THI pursuant to this Agreement or the Stock Acquisition Agreement; or

         (b) any Breach by THI of any covenant or obligation of THI in this Agreement or the Stock Acquisition Agreement or in any certificate or document delivered by THI pursuant to this Agreement or the Stock Acquisition Agreement.

    10.4 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS
         -------------------------------------------------

    (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, of notice of the commencement of any Proceeding against it or of notice that such Proceeding has been Threatened against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim or threatened Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action or the ability of the indemnifying party to obtain otherwise available insurance proceeds is materially prejudiced by the indemnified party's failure to give such notice.

    (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

    (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may materially adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, and following a good faith attempt to consult with the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

    10.5 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS
         -------------------------------------------

    A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11. GENERAL PROVISIONS

    11.1 EXPENSES
         --------

    Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Notwithstanding the foregoing, any obligation to pay the fees and expenses of Weinstein, Boldt, Racine & Halfhide incurred in connection with the Contemplated Transactions shall be the obligation of THI and Shareholders shall have no liability with respect thereto. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

    11.2 SHAREHOLDERS' OBLIGATIONS AND DECISIONS
         ---------------------------------------

    (a) Subject to the limitations contained in Section 10.2, any and all representations, warranties, covenants, obligations and/or agreements of the Shareholders contained herein are made and given jointly and severally by the Shareholders, and each of the Shareholders shall be jointly and severally liable for the accuracy, performance and/or compliance with all such representations, warranties, covenants, obligations and agreements.

    (b) Whenever any decision, consent, waiver, determination and/or exercise of any right or remedy (collectively, a "Decision") is required or may be made,
                                         --------
taken or given by the Shareholders hereunder, such Decision may only be made,
                                                                ----
taken or given by  Julius E. Talton (the "Shareholders' Representative").  The
                                          ----------------------------
Shareholders' Representative may only be changed by a Majority in Interest of the Shareholders. Any Decision made, taken or given by the Shareholders' Representative shall be binding upon all Shareholders. For purposes hereof, Majority in Interest of the Shareholders shall mean Shareholders holding a majority of the Contributed Shares.

    11.3 CONFIDENTIALITY
         ---------------

    Prior to Closing, no party or affiliate of a party hereto will issue or cause publication of any press release or other announcement or public communications with respect to the Contemplated Transactions, including without limitation a general announcement to such party's employees, without the prior consent of the other parties hereto, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party (or affiliate) from issuing or causing publication of any such press release, announcement or public communication to the extent that such party (or affiliate) reasonably determines such action to be required by law, any regulatory agency or the rules of any national stock exchange or association applicable to it, in which case the party (or affiliate) making such determination will use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance or to make any disclosure necessary to obtain any consents required or deemed appropriate by THI.

    11.4 NOTICES
         -------

    All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to THI:

    c/o Engles Urso Follmer Capital Corporation
    3811 Turtle Creek Boulevard
    Suite 1300
    Dallas, Texas 75219
    Telephone:  (214) 526-3454
    Facsimile:  (214) 528-9929
    Attention:  Todd W. Follmer

With a copy to:

    Stutzman & Bromberg, a Professional Corporation
    2323 Bryan Street
    Suite 2200
    Dallas, Texas 75201
    Telephone:  (214) 969-4900
    Facsimile:  (214) 969-4999
    Attention:  Carl C. Christoff

If to any Shareholder and/or the Company:

    c/o Talton Telecommunications Corporation
    720 Alabama Avenue
    Selma, Alabama 36702
    Telephone:  (800) 844-6500
    Facsimile:  (334) 875-1405
    Attention:  Julius E. Talton

With a copy to:

    Gamble, Gamble, Calame & Wilson L.L.C.
    P. O. Box 345
    807 Selma Avenue
    Selma, Alabama 36701
    Telephone:  (334) 875-7810
    Facsimile:  (334) 874-4975
    Attention:  Harry W. Gamble, Jr.

With a copy to:

    John E. Pilcher
    P. O. Box 1346
    28 Broad Street
    Selma, Alabama  36701
    Telephone:  (334) 872-6211
    Facsimile:  (334) 872-7654


    11.5 WAIVER OF RIGHT TO JURY TRIAL:  ATTORNEYS' FEES
         -----------------------------------------------

    Each of the parties hereto, to the extent legally possible, waives its right to a trial by jury and the parties agree that in the event of litigation involving the subject matter hereof the prevailing party(ies) shall be entitled to recover fees and expenses of counsel and other out-of-pocket litigation costs.

    11.6 FURTHER ASSURANCES
         ------------------

    The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

    11.7 WAIVER
         ------

    The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

    11.8 ENTIRE AGREEMENT AND MODIFICATION
         ---------------------------------

    (a) This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between THI and Shareholders dated July 11, 1996, as amended by letter dated October 23, 1996) and constitutes (along with the Stock Acquisition Agreement and the documents referred to therein and in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

    (b) Neither the Shareholders, THI, nor any Representative of the Shareholders has made any representation or warranty, express or implied, regarding the accuracy or completeness of any information regarding the Company which is not expressly set forth herein. Except as expressly provided herein, neither the Shareholders nor any other person or Representative of the Shareholders shall have or be subject to any liability to THI or any other person resulting from THI's use of or reliance on such information. Without limiting the foregoing, THI acknowledges and agrees that, except as expressly set forth herein, the Shareholders and their Representatives have not made any representations or warranties with respect to any financial, business, or other projections or forecasts provided to THI. THI acknowledges that it has had the full opportunity to review the books and records of the Company, and has performed such due diligence as it has deemed necessary or advisable with respect to the Company and the acquisition of shares of the Company on the terms set forth herein.

    11.9  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS
          --------------------------------------------------

    Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that THI may assign any of its rights under this Agreement to any affiliate of THI and/or to CIBC Wood Gundy Securities Corp. and its affiliates.

Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

    11.10 SEVERABILITY
          ------------

    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    11.11 SECTION HEADINGS, CONSTRUCTION
          ------------------------------

    The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgment that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

    11.12 TIME OF ESSENCE
          ---------------

    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

    11.13 GOVERNING LAW
          -------------

    This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

    11.14 COUNTERPARTS
          ------------

    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


THI:                          SHAREHOLDERS:
---


TALTON HOLDINGS, INC.,                       /s/ JULIUS E. TALTON
a Delaware corporation                    -----------------------------------
                                          JULIUS E. TALTON


By:        /s/ TODD W. FOLLMER               /s/ JULIUS E. TALTON, JR.
        -------------------------         -----------------------------------
Name:   Todd W. Follmer                   JULIUS E. TALTON, JR.
Title:  Chief Executive Officer

                                             /s/ JAMES E. LUMPKIN
                                          -----------------------------------
                                          JAMES E. LUMPKIN

                              LIST OF EXHIBITS*
                                      TO
                         TALTON CONTRIBUTION AGREEMENT



Exhibit 2.1                     Talton Shareholder Allocations
Exhibit 2.2                     Aggregate Purchase Price
Exhibit 2.3(a)                  Post-Closing Escrow Agreement
Exhibit 2.3(b)                  Regulatory Approval and Set-Off Provisions
Exhibit 2.5(a)(ii)-1            Talton Consulting Agreement
Exhibit 2.5(a)(ii)-2            Lumpkin Consulting Agreement
Exhibit 2.5(a)(iii)             Jr. Employment Agreement
Exhibit 2.5(a)(iv)              Form of Sellers' Counsel Legal Opinion
Exhibit 2.5(b)(i)               Respective Amounts of Cash
Exhibit 2.5(b)(ii)              Buyer's Subordinated Note and Assoc Documents
Exhibit 2.5(b)(iv)              Form of Buyer's Counsel Legal Opinion
Exhibit 2.6(a)-1                List of Outstanding Leases
Exhibit 2.6(a)-2                List of Long Term Debts
Exhibit 2.6(b)                  Pre-Closing Payables
Exhibit 2.8                     Lease Agreement
Exhibit 3.1(a)-1                TTC States of Operation
Exhibit 3.1(a)-2                TC States of Operation
Exhibit 3.1(b)                  Corporate Names and Addresses
Exhibit 3.2(b)                  List of Consents - Seller
Exhibit 3.4                     Financial Statements
Exhibit 3.6(a)                  Company Assets-Encumbrances
Exhibit 3.6(a)(ii)-1            Installed Telephone List
Exhibit 3.6(a)(ii)-2            Installed Telephone Line List
Exhibit 3.6(a)(iv)              October 96 Inventory List
Exhibit 3.6(a)(v)               List of Vehicles
Exhibit 3.6(a)(vi)              Furniture, Fixtures, Equipment, Personalty and
                                Intellectual Property
Exhibit 3.6(b)                  Continuing Liabilities
Exhibit 3.7                     Accounts Receivable
Exhibit 3.9                     Taxes
Exhibit 3.11                    Employee Benefit Plans
Exhibit 3.12                    Governmental Authorizations
Exhibit 3.13(a) and
Exhibit 3.13(b)                 Litigation
Exhibit 3.14                    Changes and Events
Exhibit 3.14(k)                 Changes in Collection of Accounts Receivable
Exhibit 3.15(a)(i)              Telephone Operating and License Agreement
                                Description
Exhibit 3.15(a)(ii)             Service Agreement Description
Exhibit 3.15(a)(iii)            Leases, Rental and Occupancy Agreements over
                                $5000 and 12 months
Exhibit 3.15(a)(iv)             Licensing Agreements and/or Contracts with
                                respect to Intellectual Property Assets

Exhibit 3.15(a)(v)              Joint Venture, Partnership or Contracts
                                involving Sharing of Profits, Losses, Costs or
                                Liabilities
Exhibit 3.15(a)(vi)             Other Contracts ($5000 or more)
Exhibit 3.15(a)(vii)            Power of Attorney List
Exhibit 3.15(b)                 Rights, Obligations and/or Liabilities of Seller
Exhibit 3.15(c)                 Contract Compliance
Exhibit 3.15(c)(vi)             Renegotiations
Exhibit 3.16(a)                 Insurance Policies
Exhibit 3.16(b)                 Insurance Summary
Exhibit 3.16(c)                 Insurance Statement
Exhibit 3.17                    Environmental Statement
Exhibit 3.18(a)                 Employee Information
Exhibit 3.18(c)                 Employee, Consultant and Contract Labor
                                Agreements
Exhibit 3.18(d)                 Retired Employee, Director, Director's
                                Dependents List of Benefits
Exhibit 3.20                    Intellectual Property Asset Contracts
Exhibit 3.21                    List of Bank Accounts
Exhibit 3.25                    Relationships with Related Persons
Exhibit 3.26                    Brokers or Finders (Sellers)
Exhibit 4.2                     List of Consents-Buyer
Exhibit 4.5                     Brokers or Finders (Buyer)
Exhibit 4.6(a)                  Capitalization-Common, Preferred & Warrants
                                (Securities)
Exhibit 4.6(b)                  Form of Certificate Regarding Capitalization
Exhibit 4.7                     Liabilities-Buyers
Exhibit 4.8                     Contractual Obligations of Buyer

__________________
* These items have been omitted. A copy will be provided to the Commission upon request.

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